Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Veea Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allen Salmasi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the report.

Date: August 11, 2026	/s/ Allen Salmasi
Allen Salmasi
Chief Executive Officer
(Principal Executive Officer)